Exhibit 99.1

[Excerpt from Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2023]

PROPOSAL 5 –APPROVAL OF CEO RSU

General

The Board recommends that our stockholders approve (i) the cancellation of the performance-based stock option to purchase up to 3,122,931 shares of our common stock granted to Kelly Rodriques, our Chief Executive Officer ("CEO"), on May 11, 2021 under our 2018 Equity Incentive Plan (the “2018 Plan”) (the “CEO PSO”) described in “Executive Compensation” below and (ii) the grant to Mr. Rodriques, of a performance-based RSU award (the “CEO RSU”) representing the right to receive up to 2,339,030 shares of our common stock under our 2022 Stock Option and Incentive Plan (the “2022 Plan”) based on the achievement of three specified stock price performance metrics.

The Board’s primary objective in designing the CEO RSU is to help the Company grow and achieve its mission, which will facilitate the creation of significant stockholder value. The main reasons that the Board recommends that stockholders approve the CEO RSU are:

•None of the stock price performance metrics of the CEO PSO have been achieved, and we do not believe they will be achieved due to a variety of factors outside of management's control, including a general downturn in the private market industry, macroeconomic and geopolitical instability, and historically high global inflation. Accordingly, if left unchanged, the CEO PSO would not effectively incentivize performance and retention in accordance with our compensation philosophy and objectives.

•The CEO RSU strengthens Mr. Rodriques’ incentives and further aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation.

•The incentives created by the CEO RSU will further ensure Mr. Rodriques’ continued leadership of the Company over the long term.

•The stock price conditions for vesting of the CEO RSU will promote Mr. Rodriques’ continued focus on the Company’s performance, growth, and sustainability to drive enhanced stockholder returns.

On the first calendar day after approval of this proposal by stockholders and immediately prior to the effectiveness of the CEO RSU, the CEO PSO will be automatically cancelled and forfeited (the “Stockholder Approval Date”).

Background of the CEO RSU

As of March 31, 2023, Mr. Rodriques beneficially owned 8,150,114 shares of common stock as described in "Security Ownership of Certain Beneficial Owners and Management" below. Taking into account Mr. Rodriques’ existing ownership interests and the Board’s belief that equity incentives are a critical compensation element to align management interests with that of our stockholders, the Board and the Compensation Committee have engaged in extensive discussions regarding additional equity compensation for Mr. Rodriques.

These discussions covered each of the various considerations in deciding to approve the CEO RSU, including, among other things:

•The reasons for granting the CEO RSU.

•The criticality of Mr. Rodriques to the Company’s long-term growth and success and the desire to incentivize and motivate Mr. Rodriques to continue to lead the Company over the long-term, taking into consideration that the CEO PSO no longer provides its intended retention or performance incentive, and to create significant stockholder value in doing so.

•How to structure an award in a way that would further align the interests of Mr. Rodriques and the Company’s other stockholders.

•What performance milestones should be used in the award.

•What the total size and form of the award should be and how that would translate into increased ownership and value for Mr. Rodriques.

•How to balance the risks and rewards of any new award.

Throughout this process, the Board and the Compensation Committee consulted with Compensia, Inc. (“Compensia”), its independent compensation consultant, and Goodwin Procter LLP, its outside counsel, and also conferred with Mr. Rodriques.

After engaging in this extended process and arriving at terms for additional equity awards to which the Board, the Compensation Committee, and Mr. Rodriques agreed, and concluding that such awards would motivate and incentivize Mr. Rodriques to continue to lead the management of the Company over the long-term to drive the Company’s growth, performance, and sustainability, the Board, upon recommendation of the Compensation Committee, and subject to obtaining the approval of our stockholders, approved the cancellation and forfeiture of the CEO PSO, subject to the grant of the CEO RSU as detailed below.

Whether or not our stockholders approve the CEO RSU, the Board or Compensation Committee may still choose to grant additional equity awards to Mr. Rodriques in their discretion in accordance with the terms of our 2022 Plan.

Vote Required

This proposal must receive the affirmative vote of (i) a majority of the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Mr. Rodriques cast in person or by proxy at the Annual Meeting (the “Disinterested Standard”). Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 5.

Summary of the CEO RSU

Overview and Purpose

On April 12, 2023, the Board, upon recommendation of the Compensation Committee, approved the grant to Mr. Rodriques of the CEO RSU, contingent upon approval by our stockholders of (i) the CEO RSU as set forth in this proposal and (ii) the cancellation and forfeiture of the CEO PSO.

Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting the CEO RSU will incentivize Mr. Rodriques in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders in support of long-term value creation. In contrast, the CEO PSO has no current value given the Company’s current stock performance (the average trading price for the Company's stock from July 1, 2022 until the date of this filing has been $2.64) and the extent of stock price growth that would be necessary to achieve the first stock price target under the award of $9.94. To that end, the CEO PSO no longer aligns with our compensation philosophy and objectives and no longer provides the intended incentive and retentive value for our CEO, whose leadership is critical to guide the Company through future growth, transformation, and innovation, including strategic initiatives and product launches.

In addition, the Board and Compensation Committee reviewed the size and vesting schedule for the remaining unvested portion of all other outstanding equity awards held by our CEO, and determined that they were insufficient to effectively incentivize performance and retention. The Board and Compensation Committee also reviewed special CEO performance-based equity awards approved by other public companies as a reference point for the terms of the CEO RSU. Furthermore, since the total number of shares of our common stock underlying the CEO RSU will be 2,399,030, the cancellation and forfeiture of the CEO PSO has the additional benefit of returning 783,901 shares to the 2022 Plan pool that we can use to grant equity awards to existing key employees and/or attract new talent.

The Board and the Compensation Committee considered at length which performance measures would both meaningfully drive the Company’s performance and create significant stockholder value. The Board and the Compensation Committee considered a variety of factors, including our continued growth, our highly competitive and dynamic industry, and the difficulty of predicting future performance in such an environment. In establishing the Stock Price Metrics (as defined below), the Board and the Compensation Committee took into consideration a variety of factors, including the Company’s growth trajectory.

Accordingly, the Board and the Compensation Committee concluded that a performance measure requiring the sustained achievement of increasing and realistic share prices in the current macroeconomic environment best enables the Company to incentivize Mr. Rodriques over a longer-term horizon and align his success with that of our stockholders. The Board and Compensation Committee believe the selected structure and terms of the CEO RSU (as described below) will motivate our CEO to perform against challenging and reasonably aggressive targets in alignment with our stockholders and will reward him for taking actions today that will create value for our stockholders for years to come. If our stockholders approve this proposal, the CEO RSU will be automatically granted on the first calendar day following the day in which this proposal is approved by our stockholders. If our stockholders do not approve this proposal, the CEO RSU will not be granted, and the CEO PSO will continue with full force and effect.

Material Terms of the CEO RSU

The principal terms of the CEO RSU are summarized below. This summary is not a complete description of the CEO RSU, and it is qualified in its entirety by reference to the complete text of the form of CEO RSU agreement, which is attached as Addendum A to this proxy statement (the "CEO RSU Agreement").

CEO RSU Total RSUs. The total number of restricted stock units ("RSUs") underlying the CEO RSU will be 2,399,030. The total number of RSUs underlying the CEO RSU is equivalent to approximately 1.38% of the total number of shares of our common stock outstanding as of March 31, 2023 (assuming for this purpose that all RSUs underlying the CEO RSU have been settled into shares of our common stock). The value of the CEO RSU based on the Company’s closing price on March 31, 2023 is $4,093,302.50, assuming full achievement of the award (which may never occur).

Equity Type. The CEO RSU is a performance-based RSU award that will be granted pursuant to our 2022 Plan and the form of CEO RSU agreement attached as Addendum A to this proxy statement. Mr. Rodriques will receive shares of our common stock from the CEO RSU only to the extent that the Company achieves the applicable Stock Price Metrics, and only if Mr. Rodriques maintains a Service Relationship with the Company (as defined in the 2022 Plan) through each applicable vesting date.

Date of Grant. If this proposal is approved by our stockholders, the CEO RSU will be automatically granted on the Stockholder Approval Date.

Performance Metrics & Vesting. Subject to Mr. Rodriques’ continued Service Relationship, the CEO RSU will be eligible to vest if the Company achieves three separate stock price-based performance metrics (each, a “Stock Price Metric”), with certain limited exceptions as discussed below.

Stock Price Performance Metrics. The CEO RSU is divided into three equal tranches as described below (each a “Tranche”).

•Tranche 1 - 613,395 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $4.00 for any trailing 20 trading day period following the Stockholder Approval Date.

•Tranche 2 - An additional 827,186 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $8.00 for any trailing 20 trading day period following the Stockholder Approval Date.

•Tranche 3 - The remaining 898,449 of the RSUs underlying the award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $12.00 for any trailing 20 trading day period following the Stockholder Approval Date.

For the avoidance of doubt, upon the achievement of any of the Stock Price Metrics set forth above, any applicable lesser Stock Price Metric shall simultaneously be achieved (e.g., if the Stock Price Metric for Tranche 2 is achieved, an aggregate of 1,440,581 of the RSUs underlying the award will vest, and upon achievement of the Stock Price Metric for Tranche 3, all RSUs underlying the award will vest). The Stock Price Metrics and number of RSUs underlying each Tranche will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO RSU.

As further discussed above, the Board and the Compensation Committee consider the Stock Price Metrics to be a challenging hurdle. The Board and Compensation Committee included the Stock Price Metrics to drive enhanced stockholder returns, and to further align Mr. Rodriques’ compensation opportunity to long-term stockholder interests.

Certification, Vesting, and Settlement. Upon the recommendation of the Compensation Committee, the Board will certify achievement of a Stock Price Metric (each, a “Certification”). Each Certification will be completed as soon as practicable after the achievement of the Stock Price Metric for the applicable Tranche. The RSUs underlying such Tranche shall vest on the date the applicable Stock Price Metric was met, subject to Mr. Rodriques’ continued Service Relationship through such date, and shall settle on the nearest Quarterly Settlement Date following the applicable vesting date or as soon as practicable following such applicable vesting date. Quarterly Settlement Dates are defined as March 10, June 10, September 10, and December 10 of a given year.

Service Requirement for Continued Vesting. Mr. Rodriques must continue to have a Service Relationship at the time of the achievement of a Tranche’s Stock Price Metric to be eligible to vest in the resulting Eligible RSUs.

Termination of Service Relationship. Except as described in "Sale Event of the Company" below, upon the termination of Mr. Rodriques’ Service Relationship for any reason, any then-unvested Tranche will automatically be forfeited as of the date of such termination.

Sale Event of the Company. In the case of and subject to the consummation of a Sale Event (as defined in the 2022 Plan), the CEO RSU will be eligible to vest subject to the following conditions:

In the event of Mr. Rodriques maintaining a Service Relationship through the consummation of a Sale Event, the achievement of the Stock Price Metric for any Tranches that have not previously been achieved will be determined as of the Sale Event based on the Per Share Price (as hereinafter defined). For purposes of this determination, a Stock Price Metric relating to any Tranche shall be deemed achieved if the consideration payable per share of the Company’s common stock in connection with such Sale Event (the "Per Share Price"), as determined by the Board in its sole discretion, equals or exceeds the applicable Stock Price Metric. To the extent that any Tranches satisfy the applicable Stock Price Metrics as of the closing of the Sale Event, then the corresponding number of shares underlying such Tranche shall vest and be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, the Company and the acquiring entity may cause the assumption or continuation of the CEO RSU by the acquiring entity, or the substitution of the CEO RSU with new award(s) of the acquiring entity (in each case, with appropriate adjustment as to the number and kind of shares, and as applicable, the Stock Price Metrics for unvested Tranches), as such parties shall agree and pursuant to the terms of the 2022 Plan ("Post-Sale Event Continuation"). If the parties do not provide for the Post-Sale Event Continuation of the CEO RSU, upon the consummation of the Sale Event, the CEO RSU shall terminate and all unvested Tranches shall be automatically forfeited.

Notwithstanding the foregoing, if Mr. Rodriques' Service Relationship is terminated by the Company without Cause or by Mr. Rodriques for Good Reason (each, as defined in the CEO RSU Agreement) (a "Qualifying Termination") at any time within the period beginning 6 months before a Sale Event and ending 12 months after a Sale Event, any unvested Tranches are eligible to vest as set forth in the two paragraphs below, subject to Mr. Rodriques’ execution of a release of claims and separation agreement with the Company or the acquiring entity (on the form provided to Mr. Rodriques by the Company or the acquiring entity).

In the event of a Qualifying Termination within 6 months prior to a Sale Event, all unvested Tranches shall remain outstanding and shall vest if the Per Share Price equals or exceeds the Stock Price Metric for the applicable Tranche. All such Tranches which vest based on the foregoing will be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, then such unvested Tranches will be forfeited automatically prior to the consummation of the Sale Event, and there shall be no prorated vesting for such unvested Tranches.

In the event of a Qualifying Termination within 12 months after a Sale Event where the parties have agreed to the Post-Sale Event Continuation of the CEO RSU, to the extent the applicable Stock Price Metric (or the applicable adjusted metric) for any Tranche has been satisfied as of the date of such termination, then the corresponding number of RSUs underlying such Tranche (to the extent still unvested) shall immediately vest on the date of such termination. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically as of the Qualifying Termination date, and there shall be no prorated vesting for such unvested Tranches.

Tax Withholding. The tax withholding obligations owed upon settlement of any portion of the CEO RSU will be paid as set forth in CEO RSU Agreement.

Clawback. As noted in “Compensation Recovery Policy” elsewhere in this proxy statement, we currently have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. In light of the SEC’s adoption of final clawback rules in October 2022 and the NYSE’s issuance of its proposed rule in February 2023, we intend to adopt a general compensation recovery, or clawback, policy to comply with applicable NYSE listing rules when effective.

Accounting and Tax Considerations of Proposed CEO RSU

Accounting Consequences. As noted in “Executive Compensation - Compensation Discussion and Analysis - Accounting Considerations” below, we take financial reporting implications into consideration in designing compensation plans and arrangements for the members of our executive team, other employees, and members of the Board. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards.

Pursuant to ASC Topic 718, this calculation cannot be made for the CEO RSU prior to the date on which it is granted following approval by our stockholders, if such approval occurs. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for an option or other award. Accordingly, the CEO RSU would result in the recognition of stock-based compensation expense over the term of the award as the tranches thereof become probable of vesting as determined pursuant to ASC Topic 718.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal U.S. federal income tax consequences of the CEO RSU under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Rodriques remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Rodriques will depend upon his future individual circumstances. Please also see “Executive Compensation - Compensation Discussion and Analysis - Tax Considerations” elsewhere in this proxy statement for a discussion of the tax considerations relating to our executive compensation program generally.

Tax Effect for Mr. Rodriques. Mr. Rodriques will not have taxable income upon the grant of the CEO RSU, or upon stockholder approval of the award, if such approval occurs. If and when Mr. Rodriques vests and is settled in any portion of the CEO RSU, he will recognize ordinary income in an amount equal to the fair market value (on the settlement date) of the shares issued upon settlement of the CEO RSU. Any taxable income recognized in connection with the settlement of the CEO RSU by Mr. Rodriques will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for the Company. We will not be entitled to a material tax deduction in connection with the CEO RSU. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant vests and settles in an RSU, and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our CEO and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1 million in any taxable year. Under Section 162(m) of the Code, we expect that Mr. Rodriques always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Rodriques vests and is settled in any portion of the CEO RSU, we will be able to take a tax deduction of only $1 million or less, regardless of the amount of compensation recognized by Mr. Rodriques from the settlement of the CEO RSU.

ADDENDUM A

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR COMPANY EMPLOYEES UNDER

THE FORGE GLOBAL HOLDINGS, INC. 2022 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units:
Grant Date:

Pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), and this Restricted Stock Unit Award Agreement (the “Agreement”), Forge Global Holdings, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.0001 per share (the “Stock”) of the Company.

1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Stock Units. This Award shall vest (if at all) based on the conditions set forth in Appendix A hereto, the provisions of this Agreement, and the Plan.

3.Termination of Service Relationship. If the Grantee’s Service Relationship with the Company or a Subsidiary terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Tax Withholding. In connection with the settlement of vested Restricted Stock Units, the Company shall, in its sole discretion, cause the required tax withholding obligation to be satisfied, in whole or in part, (i) by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; (ii) by causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such required tax withholding obligations to be withheld from the Grantee on account of such transfer; (iii) by requiring the Grantee to pay to the Company, or make arrangements satisfactory to the Administrator for payment of, the required tax withholding obligation; or (iv) by any other method of withholding determined by the Company to be permitted by applicable law. It is the intent of the parties that this Paragraph 6 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c)

under the Exchange Act. Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of the Restricted Stock Units. For avoidance of doubt, the foregoing shall not apply with respect to non-employee directors or any other individuals for whom the Company has no withholding obligation.

7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship with the Company or a Subsidiary at any time.

9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

Forge Global Holdings, Inc.

By:
Name: Mark Lee
Title: Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

Appendix A

PERFORMANCE AND VESTING METRICS

All or a portion of the restricted stock units (“RSUs”) subject to this Award shall become eligible to vest subject to Grantee’s continuing Service Relationship with the Company through the Company’s achievement of the Stock Price Metrics set forth below, except as otherwise provided herein. Defined terms used, but not defined, in this paragraph, the Agreement, or the Plan, shall have the meanings ascribed to them in this Appendix.

1.Definitions.

a.“Cause” is as defined in the Amended and Restated Employment Agreement between Forge Global, Inc. and Kelly Rodriques, effective September 9, 2021 (as amended from time to time, the “Employment Agreement”).

b.“Good Reason” is as defined in the Employment Agreement.

c.“Per Share Price” means the total amount of cash consideration and value of any non-cash consideration received or potentially receivable for a share of Common Stock in connection with a Sale Event. The Per Share Price will be determined by the Board in its sole discretion, except that if non-cash consideration is in the form of publicly traded securities, then the value of such publicly traded securities will be based on the volume weighted average closing trading price of such publicly traded securities over the 5 trading day period ending 3 business days prior to the date the Sale Event occurs.

d.“Stockholder Approval Date” means the first calendar day after the Company’s stockholders approve the Award.

2.Achievement of Stock Price Metrics. Subject to Grantee’s continued Service Relationship (as defined in the Plan) through each applicable vesting date, the RSUs subject to the Award shall vest as follows:

a.Tranche 1 - 613,395 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $4.00 for any trailing 20 trading day period following the Stockholder Approval Date;

b.Tranche 2 - An additional 827,186 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $8.00 for any trailing 20 trading day period following the Stockholder Approval Date; and

c.Tranche 3 - The remaining 898,449 of the RSUs underlying the Award shall become vested if the closing price average of the Company’s stock price meets or exceeds a price of $12.00 for any trailing 20 trading day period following the Stockholder Approval Date.

For the avoidance of doubt, upon the achievement of any of the stock price triggers set forth above (the “Stock Price Metrics”), any applicable lesser Stock Price Metric that previously was not achieved shall simultaneously be achieved (e.g., if the Stock Price Metric for Tranche 2 is achieved at the same time that the Stock Price Metric for Tranche 1 is achieved, an aggregate of 1,440,581 of the RSUs underlying the Award will vest, and upon achievement of the Stock Price Metric for Tranche 3, all RSUs underlying the Award shall be vested). The Stock Price Metrics and number of RSUs underlying each Tranche will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award.

3.Certification, Vesting, and Settlement. Upon the recommendation of the Compensation Committee, the Board will certify achievement of a Stock Price Metric (each, a “Certification”). Each Certification will be completed as soon as practicable after the achievement of the Stock Price Metric for the applicable Tranche. The RSUs underlying such Tranche shall vest on the date the applicable Stock Price Metric was met, subject to Grantee’s continued Service Relationship through such date (except as otherwise set forth below), and shall settle on the nearest Quarterly Settlement Date following the applicable vesting date or as soon as practicable following such applicable vesting date. Quarterly Settlement Dates are defined as March 10, June 10, September 10, and December 10 of a given year.

4.Sale Event. Notwithstanding the foregoing Sections 1 and 2 above, in the case of and subject to the consummation of a Sale Event, the Award will be eligible to vest subject to the following conditions.

a.Sale Event with Continuing Service Relationship. In the event of Grantee maintaining a Service Relationship with the Company through the consummation of a Sale Event, the achievement of the Stock Price Metric for any Tranches that have not previously been achieved will be determined as of the Sale Event based on the Per Share Price. For purposes of this determination, a Stock Price Metric relating to any Tranche shall be deemed achieved if the Per Share Price payable in connection with such Sale Event equals or exceeds the applicable Stock Price Metric. To the extent that any Tranches satisfy the applicable Stock Price Metrics as of the closing of the Sale Event, then the corresponding number of shares underlying such Tranche shall vest and be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metrics in such case, the Company and acquiring entity may cause the assumption or continuation of the Award by the acquiring entity, or the substitution of the Award with new award(s) of the acquiring entity (in each case, with appropriate adjustment as to the number and kind of shares, and as applicable, the Stock Price Metrics for unvested Tranches), as such parties shall agree and pursuant to the terms of the Plan ("Post-Sale Event Continuation"). If the parties do not provide for the Post-Sale Event Continuation of the Award, upon the consummation of the Sale Event, the Award shall terminate and all unvested Tranches shall be automatically forfeited.

b.Sale Event in Connection with Qualifying Termination. Notwithstanding the foregoing, if Grantee’s Service Relationship is terminated by the Company without Cause or by Grantee for Good Reason (each, a “Qualifying Termination”) at any time within the period beginning 6 months before a Sale Event and ending 12 months after a Sale Event, any unvested Tranches are eligible to vest as set forth in the two paragraphs below, subject to Grantee’s execution of a release of claims and separation agreement with the Company or the acquiring entity (on the form provided to Grantee by the Company or the acquiring entity).

i.In the event of a Qualifying Termination with 6 months prior to a Sale Event, all unvested Tranches shall remain outstanding and shall vest if the Per Share Price equals or exceeds the Stock Price Metric for the applicable Tranche. All such Tranches which vest based on the foregoing will be settled immediately prior to the consummation of the Sale Event. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically prior to the consummation of the Sale Event and there shall be no prorated vesting for such unvested Tranches.

ii.In the event of a Qualifying Termination within 12 months after a Sale Event where the parties have agreed to Post-Sale Event Continuation of the Award, to the extent the applicable Stock Price Metric (or the applicable adjusted metric) for any Tranche has been satisfied as of the date of such termination, then the corresponding number of RSUs underlying such Tranche (to the extent still unvested) shall immediately vest on the date of such termination. To the extent that any Tranches do not satisfy the applicable Stock Price Metric in such case, then such unvested Tranches will be forfeited automatically as of the Qualifying Termination date and there shall be no prorated vesting for such unvested Tranches.

5.Grantee’s Waiver of Other Acceleration Benefits. By accepting this Award, the Grantee hereby waives any acceleration rights the Grantee may have with respect to this Award that may be contained in the Employment Agreement, any equity agreement by and between the Company and the Grantee, and any other agreement (written, verbal, or otherwise) that specifically relates to accelerated vesting of any equity awards (collectively, the “Other Agreements”), other than any such rights contained in this

Agreement. In the event of any conflict between this Agreement and the Other Agreements related to accelerated vesting of equity awards, the terms of this Agreement shall govern and control.